Exhibit 23.1

                    Consent of Independent Public Accountants


         As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement of our reports dated December 13, 2000, included in Falcon Products, Inc. Form 10-K Annual
Report for the year ended October 28, 2000, and to all references to our firm included in this registration statement.


                                             /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP

St. Louis, Missouri
March 29, 2001